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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-92902, No. 333-14323, No. 333-18871, No.
333-42819, No. 333-46875, No. 333-50623, No. 333-62195, No. 333-71923, No.
333-80965, No. 333-89165, No. 333-33952, No. 333-40344, No. 333-41388, No.
333-45442, No. 333-55398 and No. 333-62492) and Form S-3 (No. 333-72804) of HNC
Software Inc. of our report dated January 23, 2002, except as to Note 16, to which the date is March 21, 2002, relating to the financial statements, which appears in this Form 10-K.




San Diego, California
March 22, 2002